EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2008 relating to the consolidated financial statements of GlenRose Instruments, Inc. and subsidiaries as of and for the years ended December 30, 2007 and December 31, 2006 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No 333-146956).

/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 31, 2008

Boston, Massachusetts